Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2019
AND GUIDANCE FOR 2020

•	Annual revenue growth of 5.3% to $12.5 billion; fourth quarter growth of 0.2%

•	Annual organic revenue growth for parts and services of 0.3%; fourth quarter organic revenue growth for parts and services of 0.9%

•	Annual diluted EPS from continuing operations attributable to LKQ stockholders of $1.74 (up 14%); adjusted diluted EPS of $2.37 (up 8%)

•	Fourth quarter 2019 diluted EPS from continuing operations attributable to LKQ stockholders of $0.46 (up 254%); adjusted diluted EPS of $0.54 (up 13%);

•	Annual operating cash flow of $1.06 billion (up 50%) and free cash flow of $798 million (up 73%)

Chicago, IL (February 20, 2020) -- LKQ Corporation (Nasdaq:LKQ) today reported revenue for the fourth quarter of 2019 of $3.01 billion, an increase of 0.2% as compared to $3.00 billion in the fourth quarter of 2018. For the fourth quarter of 2019, parts and services organic revenue increased 0.9%, and acquisition revenue growth was 0.2%, while the impact of exchange rates was (1.0%), for total parts and services revenue growth of 0.1%.
Net income1 for the fourth quarter of 2019 was $140 million compared to $40 million for the same period in 2018, an increase of 247% year-over-year. Diluted earnings per share for the fourth quarter was $0.46 as compared to $0.13 for the same period of 2018, an increase of 254% year-over-year.
On an adjusted basis, net income was $167 million, an increase of 10% as compared to $151 million for the same period of 2018. Adjusted diluted earnings per share for the fourth quarter was $0.54 as compared to $0.48 for the same period of 2018, a 13% increase.
“Looking back on 2019, our team worked hard to deliver on our three key initiatives of focusing on profitable revenue growth, sustainable margin expansion, and enhancing levels of cash flow. In 2019, our effective working capital management allowed us to produce the highest annual operating and free cash flow figures in the Company’s history. I am also pleased with our North America segment, which improved year-over-year segment EBITDA margins by 100 basis points,” stated Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation. “In fiscal 2020, we will continue to focus on our productivity initiatives across each operating segment while managing the ongoing macro headwinds in Europe and the uncertainties relating to other geopolitical events.”
For the full year of 2019, revenue was $12.5 billion, an increase of 5.3% from $11.9 billion for the comparable period of 2018. Parts and services organic revenue growth for the full year of 2019 was 0.3%.
Net income for the full year of 2019 was $541 million, an increase of 12% as compared to $485 million for the same period of 2018. Diluted earnings per share for the full year of 2019 was $1.74, an increase of 14% as compared to $1.53 for the same period of 2018.

1 References to Net income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

On an adjusted basis for the full year of 2019, net income was $736 million, an increase of 7% as compared to $691 million for the same period of 2018. Adjusted diluted earnings per share for the full year of 2019 was $2.37 as compared to $2.19 for the same period of 2018, an 8% increase.
Cash Flow and Balance Sheet
In 2019, cash flow from operations totaled $1.06 billion, up 50% from 2018. Free cash flow totaled $798 million, up 73% year-over-year. The Company paid down $301 million of borrowings during the year, and as of December 31, 2019, the Company’s balance sheet reflected net debt of $3.5 billion. Net leverage as defined in the credit facility was 2.6x EBITDA.
On December 13, 2019, we announced the early redemption of our $600 million U.S. Senior Notes due 2023 (the “Notes”) with a coupon of 4.75%. We redeemed the Notes on January 10, 2020.
Company Outlook

2020 Guidance
Organic revenue growth for parts & services	0.5% to 2.5%
Net income attributable to LKQ stockholders (1)	$678 million to $714 million
Adjusted net income attributable to LKQ stockholders (1)(2)	$757 million to $793 million
Diluted EPS attributable to LKQ stockholders (1)	$2.20 to $2.32
Adjusted diluted EPS attributable to LKQ stockholders (1)(2)	$2.46 to $2.58
Cash flows from operations	$1.0 billion to $1.15 billion
Capital expenditures	$250 million to $300 million
(1) Amounts reflect continuing operations
(2) Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP.
Varun Laroyia, Executive Vice President and Chief Financial Officer, commented, “Our 2020 annual guidance reflects our emphasis on profitable revenue growth, accretive margins and free cash flow generation. While we expect revenue growth to moderate from historic levels, the quality of revenue and our margin enhancement initiatives should boost profitability in 2020. Our operational focus and active working capital management are expected to sustain our cash conversion near the heightened 2019 level.”
Our guidance for the full year 2020 is based on current conditions (including acquisitions completed through February 20, 2020), including no material disruptions associated with the United Kingdom’s recent announcement of its exit from the European Union or with the global supply-chain from the coronavirus outbreak or other significant geopolitical events. The guidance is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these conditions may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).

Non-GAAP Financial Measures
This release contains and management’s presentation on the conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on February 20, 2020 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 8515259#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 8515259#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 5, 2020. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.
All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition

and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•
increasing competition in the automotive parts industry (including parts sold on online marketplaces and the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest underperforming businesses;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•	restrictions or prohibitions on selling certain aftermarket products through enforcement by OEMs or government agencies of intellectual property rights;

•	restrictions or prohibitions on importing certain aftermarket products by border enforcement agencies based on, among other things, intellectual property infringement claims;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements;

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate; and

•	disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,009,860	100.0%	$3,002,781	100.0%	$7,079	0.2%
Cost of goods sold	1,810,185	60.1%	1,840,972	61.3%	(30,787)	(1.7%)
Restructuring expenses - cost of goods sold	3,661	0.1%	—	0.0%	3,661	n/m
Gross margin	1,196,014	39.7%	1,161,809	38.7%	34,205	2.9%
Selling, general and administrative expenses	893,276	29.7%	880,646	29.3%	12,630	1.4%
Restructuring and acquisition related expenses	16,366	0.5%	5,882	0.2%	10,484	n/m
Impairment of net assets held for sale and goodwill	2,183	0.1%	33,244	1.1%	(31,061)	(93.4%)
Depreciation and amortization	77,421	2.6%	77,891	2.6%	(470)	(0.6%)
Operating income	206,768	6.9%	164,146	5.5%	42,622	26.0%
Other expense (income):
Interest expense	33,040	1.1%	37,305	1.2%	(4,265)	(11.4%)
Loss on debt extinguishment	—	0.0%	1,350	0.0%	(1,350)	n/m
Interest income and other (income) expense, net	(15,845)	(0.5%)	1,922	0.1%	(17,767)	n/m
Total other expense, net	17,195	0.6%	40,577	1.4%	(23,382)	(57.6%)
Income from continuing operations before provision for income taxes	189,573	6.3%	123,569	4.1%	66,004	53.4%
Provision for income taxes	50,208	1.7%	34,968	1.2%	15,240	43.6%
Equity in earnings (losses) of unconsolidated subsidiaries	1,468	0.0%	(46,145)	(1.5%)	47,613	n/m
Income from continuing operations	140,833	4.7%	42,456	1.4%	98,377	n/m
Net income (loss) from discontinued operations	440	0.0%	(4,397)	(0.1%)	4,837	n/m
Net income	141,273	4.7%	38,059	1.3%	103,214	n/m
Less: net income attributable to continuing noncontrolling interest	479	0.0%	2,010	0.1%	(1,531)	(76.2%)
Less: net income attributable to discontinued noncontrolling interest	406	0.0%	—	0.0%	406	n/m
Net income attributable to LKQ stockholders	$140,388	4.7%	$36,049	1.2%	$104,339	n/m

Basic earnings per share: (2)
Income from continuing operations	$0.46		$0.13		$0.33	n/m
Net income (loss) from discontinued operations	0.00		(0.01)		0.01	n/m
Net income	0.46		0.12		0.34	n/m
Less: net income attributable to continuing noncontrolling interest	0.00		0.01		(0.01)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.46		$0.11		$0.35	n/m

Diluted earnings per share: (2)
Income from continuing operations	$0.46		$0.13		$0.33	n/m
Net income (loss) from discontinued operations	0.00		(0.01)		0.01	n/m
Net income	0.46		0.12		0.34	n/m
Less: net income attributable to continuing noncontrolling interest	0.00		0.01		(0.01)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.46		$0.11		$0.35	n/m

Weighted average common shares outstanding:
Basic	306,577		317,427		(10,850)	(3.4%)
Diluted	307,303		318,510		(11,207)	(3.5%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Year Ended December 31,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$12,506,109	100.0%	$11,876,674	100.0%	$629,435	5.3%
Cost of goods sold	7,633,356	61.0%	7,301,817	61.5%	331,539	4.5%
Restructuring expenses - cost of goods sold	20,959	0.2%	—	0.0%	20,959	n/m
Gross margin	4,851,794	38.8%	4,574,857	38.5%	276,937	6.1%
Selling, general and administrative expenses	3,580,300	28.6%	3,352,731	28.2%	227,569	6.8%
Restructuring and acquisition related expenses	36,979	0.3%	32,428	0.3%	4,551	14.0%
Impairment of net assets held for sale and goodwill	47,102	0.4%	33,244	0.3%	13,858	41.7%
Depreciation and amortization	290,770	2.3%	274,213	2.3%	16,557	6.0%
Operating income	896,643	7.2%	882,241	7.4%	14,402	1.6%
Other expense (income):
Interest expense	138,504	1.1%	146,377	1.2%	(7,873)	(5.4%)
(Gain) loss on debt extinguishment	(128)	(0.0%)	1,350	0.0%	(1,478)	n/m
Interest income and other income, net	(32,755)	(0.3%)	(8,917)	(0.1%)	(23,838)	n/m
Total other expense, net	105,621	0.8%	138,810	1.2%	(33,189)	(23.9%)
Income from continuing operations before provision for income taxes	791,022	6.3%	743,431	6.3%	47,591	6.4%
Provision for income taxes	215,330	1.7%	191,395	1.6%	23,935	12.5%
Equity in losses of unconsolidated subsidiaries	(32,277)	(0.3%)	(64,471)	(0.5%)	32,194	(49.9%)
Income from continuing operations	543,415	4.3%	487,565	4.1%	55,850	11.5%
Net income (loss) from discontinued operations	1,619	0.0%	(4,397)	(0.0%)	6,016	n/m
Net income	545,034	4.4%	483,168	4.1%	61,866	12.8%
Less: net income attributable to continuing noncontrolling interest	2,800	0.0%	3,050	0.0%	(250)	(8.2%)
Less: net income attributable to discontinued noncontrolling interest	974	0.0%	—	0.0%	974	n/m
Net income attributable to LKQ stockholders	$541,260	4.3%	$480,118	4.0%	$61,142	12.7%

Basic earnings per share: (2)
Income from continuing operations	$1.75		$1.55		$0.20	12.9%
Net income (loss) from discontinued operations	0.01		(0.01)		0.02	n/m
Net income	1.76		1.54		0.22	14.3%
Less: net income attributable to continuing noncontrolling interest	0.01		0.01		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.75		$1.53		$0.22	14.4%

Diluted earnings per share: (2)
Income from continuing operations	$1.75		$1.54		$0.21	13.6%
Net income (loss) from discontinued operations	0.01		(0.01)		0.02	n/m
Net income	1.75		1.53		0.22	14.4%
Less: net income attributable to continuing noncontrolling interest	0.01		0.01		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$1.74		$1.52		$0.22	14.5%

Weighted average common shares outstanding:
Basic	310,155		314,428		(4,273)	(1.4%)
Diluted	310,969		315,849		(4,880)	(1.5%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$523,020	$331,761
Receivables, net	1,131,132	1,154,083
Inventories	2,772,777	2,836,075
Prepaid expenses and other current assets	260,890	199,030
Total current assets	4,687,819	4,520,949
Property, plant and equipment, net	1,234,400	1,220,162
Operating lease assets, net	1,308,511	—
Intangible assets:
Goodwill	4,406,535	4,381,458
Other intangibles, net	850,338	928,752
Equity method investments	139,243	179,169
Other noncurrent assets	153,110	162,912
Total assets	$12,779,956	$11,393,402
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$942,795	$942,398
Accrued expenses:
Accrued payroll-related liabilities	179,203	172,005
Refund liability	97,314	104,585
Other accrued expenses	289,683	288,425
Other current liabilities	121,623	61,109
Current portion of operating lease liabilities	221,527	—
Current portion of long-term obligations	326,367	121,826
Total current liabilities	2,178,512	1,690,348
Long-term operating lease liabilities, excluding current portion	1,137,597	—
Long-term obligations, excluding current portion	3,715,389	4,188,674
Deferred income taxes	310,129	311,434
Other noncurrent liabilities	365,672	364,194
Commitments and contingencies
Redeemable noncontrolling interest	24,077	—
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 319,927,243 shares issued and 306,731,328 shares outstanding at December 31, 2019; 318,417,821 shares issued and 316,146,114 shares outstanding at December 31, 2018	3,199	3,184
Additional paid-in capital	1,418,239	1,415,188
Retained earnings	4,140,136	3,598,876
Accumulated other comprehensive loss	(200,885)	(174,950)
Treasury stock, at cost; 13,195,915 shares at December 31, 2019 and 2,271,707 shares at December 31, 2018	(351,813)	(60,000)
Total Company stockholders’ equity	5,008,876	4,782,298
Noncontrolling interest	39,704	56,454
Total stockholders’ equity	5,048,580	4,838,752
Total liabilities and stockholders’ equity	$12,779,956	$11,393,402

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$545,034	$483,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	314,406	294,077
Impairment of equity method investments	41,057	70,895
Impairment of net assets held for sale and goodwill	47,102	33,244
Stock-based compensation expense	27,695	22,760
Deferred income taxes	7,109	(2,180)
Other	(16,311)	8,466
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	26,419	241
Inventories	15,460	(127,153)
Prepaid income taxes/income taxes payable	25,776	(2,125)
Accounts payable	3,712	(77,621)
Other operating assets and liabilities	26,574	6,967
Net cash provided by operating activities	1,064,033	710,739
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(265,730)	(250,027)
Proceeds from disposals of property, plant and equipment	16,045	27,659
Acquisitions, net of cash and restricted cash acquired	(27,296)	(1,214,995)
Proceeds from disposal of businesses	18,469	—
Investments in unconsolidated subsidiaries	(7,594)	(60,300)
Receipts of deferred purchase price on receivables under factoring arrangements	—	36,991
Other investing activities, net	1,253	1,733
Net cash used in investing activities	(264,853)	(1,458,939)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	—	(21,128)
Proceeds from issuance of Euro Notes (2026/28)	—	1,232,100
Purchase of treasury stock	(291,813)	(60,000)
Borrowings under revolving credit facilities	605,708	1,667,325
Repayments under revolving credit facilities	(734,471)	(1,528,970)
Repayments under term loans	(8,750)	(354,800)
Borrowings under receivables securitization facility	36,600	10,120
Repayments under receivables securitization facility	(146,600)	(120)
Payment of notes issued and assumed debt from acquisitions	(19,123)	(54,888)
Repayments of other debt, net	(33,922)	(11,730)
Other financing activities, net	(8,298)	5,086
Net cash (used in) provided by financing activities	(600,669)	882,995
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(904)	(77,311)
Net increase in cash, cash equivalents and restricted cash	197,607	57,484
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	337,250	279,766
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period	534,857	337,250
Less: Cash and cash equivalents of discontinued operations, end of period	6,470	—
Cash, cash equivalents and restricted cash, end of period	$528,387	$337,250

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$1,134,321	$1,111,146	$23,175	2.1%
Europe	1,419,362	1,421,140	(1,778)	(0.1%)
Specialty	302,373	321,784	(19,411)	(6.0%)
Parts and services	2,856,056	2,854,070	1,986	0.1%
Other	153,804	148,711	5,093	3.4%
Total	$3,009,860	$3,002,781	$7,079	0.2%

Revenue changes by category for the three months ended December 31, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	2.5%	(0.4%)	0.0%	2.1%
Europe	1.2%	0.7%	(2.0%)	(0.1%)
Specialty	(6.0%)	—%	(0.0%)	(6.0%)
Parts and services	0.9%	0.2%	(1.0%)	0.1%
Other	2.4%	1.1%	(0.1%)	3.4%
Total	1.0%	0.2%	(0.9%)	0.2%

The following unaudited tables compare certain third party revenue categories:

	Year Ended
	December 31,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$4,600,903	$4,558,220	$42,683	0.9%
Europe	5,817,547	5,202,231	615,316	11.8%
Specialty	1,459,396	1,472,956	(13,560)	(0.9%)
Parts and services	11,877,846	11,233,407	644,439	5.7%
Other	628,263	643,267	(15,004)	(2.3%)
Total	$12,506,109	$11,876,674	$629,435	5.3%

Revenue changes by category for the year ended December 31, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	0.9%	0.2%	(0.2%)	0.9%
Europe	0.1%	16.3%	(4.6%)	11.8%
Specialty	(0.7%)	—%	(0.3%)	(0.9%)
Parts and services	0.3%	7.6%	(2.2%)	5.7%
Other	(3.3%)	1.2%	(0.2%)	(2.3%)
Total	0.1%	7.3%	(2.1%)	5.3%
(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Year Ended
	December 31, 2019		December 31, 2019
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	0.1%	(0.1%)	5.7%	11.8%
Less: Currency impact	(1.0%)	(2.0%)	(2.2%)	(4.6%)
Revenue growth at constant currency	1.1%	1.9%	7.9%	16.4%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2019		2018		2019		2018
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,283,072		$1,254,801		$5,209,294		$5,182,609
Europe	1,424,860		1,426,315		5,838,124		5,221,754
Specialty	303,355		322,954		1,464,042		1,477,680
Eliminations	(1,427)		(1,289)		(5,351)		(5,369)
Total revenue	$3,009,860		$3,002,781		$12,506,109		$11,876,674
Segment EBITDA
North America	$179,963	14.0%	$153,381	12.2%	$712,957	13.7%	$660,153	12.7%
Europe	107,929	7.6%	106,936	7.5%	454,220	7.8%	422,721	8.1%
Specialty	25,394	8.4%	27,551	8.5%	161,184	11.0%	168,525	11.4%
Total Segment EBITDA	$313,286	10.4%	$287,868	9.6%	$1,328,361	10.6%	$1,251,399	10.5%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold), change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, equity in losses and earnings of unconsolidated subsidiaries, and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
(In thousands)
Net income	$141,273	$38,059	$545,034	$483,168
Less: net income attributable to continuing noncontrolling interest	479	2,010	2,800	3,050
Less: net income attributable to discontinued noncontrolling interest	406	—	974	—
Net income attributable to LKQ stockholders	140,388	36,049	541,260	480,118
Subtract:
Net income (loss) from discontinued operations	440	(4,397)	1,619	(4,397)
Net income attributable to discontinued noncontrolling interest	(406)	—	(974)	—
Net income from continuing operations attributable to LKQ stockholders	140,354	40,446	540,615	484,515
Add:
Depreciation and amortization	77,421	77,891	290,770	274,213
Depreciation and amortization - cost of goods sold	5,259	5,209	21,007	19,864
Depreciation and amortization - restructuring expenses - cost of goods sold	137	—	305	—
Depreciation and amortization - restructuring expenses	1,350	—	2,324	—
Interest expense, net of interest income	32,197	36,889	136,274	144,536
Loss (gain) on debt extinguishment	—	1,350	(128)	1,350
Provision for income taxes	50,208	34,968	215,330	191,395
EBITDA	306,926	196,753	1,206,497	1,115,873
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	1,468	(46,145)	(32,277)	(64,471)
Fair value loss on Mekonomen derivative instrument	—	(7,677)	—	(5,168)
Gain due to resolution of acquisition related matter	12,063	—	12,063	—
Gains on bargain purchases and previously held equity interests	1,157	2,090	1,157	2,418
Add:
Restructuring and acquisition related expenses (1)	15,019	5,882	34,658	32,428
Restructuring expenses - cost of goods sold	3,524	—	20,654	—
Inventory step-up adjustment - acquisition related	—	—	—	403
Impairment of net assets held for sale and goodwill	2,183	33,244	47,102	35,682
Change in fair value of contingent consideration liabilities	322	257	393	(208)
Segment EBITDA	$313,286	$287,868	$1,328,361	$1,251,399

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	4.7%	1.3%	4.3%	4.1%

EBITDA as a percentage of revenue	10.2%	6.6%	9.6%	9.4%

Segment EBITDA as a percentage of revenue	10.4%	9.6%	10.6%	10.5%

(1) Excludes $1 million and $2 million for the three months and year ended December 31, 2019, respectively, of depreciation expense that is reported in Restructuring and acquisition related expenses in the Unaudited Consolidated Statements of Income.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold), change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, equity in losses and earnings of unconsolidated subsidiaries, and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
(In thousands, except per share data)
Net income	$141,273	$38,059	$545,034	$483,168
Less: net income attributable to continuing noncontrolling interest	479	2,010	2,800	3,050
Less: net income attributable to discontinued noncontrolling interest	406	—	974	—
Net income attributable to LKQ stockholders	140,388	36,049	541,260	480,118
Subtract:
Net income (loss) from discontinued operations	440	(4,397)	1,619	(4,397)
Net income attributable to discontinued noncontrolling interest	(406)	—	(974)	—
Net income from continuing operations attributable to LKQ stockholders	140,354	40,446	540,615	484,515
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	30,712	37,896	124,823	126,820
Restructuring and acquisition related expenses	16,366	5,882	36,979	32,428
Restructuring expenses - cost of goods sold	3,661	—	20,959	—
Inventory step-up adjustment – acquisition related	—	—	—	403
Change in fair value of contingent consideration liabilities	322	257	393	(208)
Gains on bargain purchases and previously held equity interests	(1,157)	(2,090)	(1,157)	(2,418)
Loss (gain) on debt extinguishment	—	1,350	(128)	1,350
Gain due to resolution of acquisition related matter	(12,063)	—	(12,063)	—
Impairment of net assets held for sale and goodwill	2,183	33,244	47,102	35,682
Impairment of equity method investments	1,506	48,180	41,057	70,895
Fair value loss on Mekonomen derivative instrument	—	7,677	—	5,168
U.S. tax law change 2017	—	—	—	(9,581)
Excess tax benefit from stock-based payments	(1,267)	(874)	(2,600)	(4,859)
Tax effect of adjustments	(13,540)	(20,632)	(59,978)	(49,437)
Adjusted net income from continuing operations attributable to LKQ stockholders	$167,077	$151,336	$736,002	$690,758

Weighted average diluted common shares outstanding	307,303	318,510	310,969	315,849

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.46	$0.13	$1.74	$1.53

Adjusted	$0.54	$0.48	$2.37	$2.19

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments, adjustments to the estimated tax reform provisions recorded in 2017 and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2020
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$678	$714
Adjustments:
Amortization of acquired intangibles	96	96
Loss on debt extinguishment	13	13
Tax effect of adjustments	(30)	(30)
Adjusted net income from continuing operations attributable to LKQ stockholders	$757	$793

Weighted average diluted common shares outstanding	308	308

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$2.20	$2.32
Non-GAAP (Adjusted)	$2.46	$2.58

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2020, the loss on debt extinguishment related to the January 2020 redemption of the U.S. Senior Notes and the related tax effect; we did not estimate amounts for any other components of the calculation for the year ending December 31, 2020.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
(In thousands)
Net cash provided by operating activities	$98,862	$189,572	$1,064,033	$710,739
Less: purchases of property, plant and equipment	100,179	78,264	265,730	250,027
Free cash flow	$(1,317)	$111,308	$798,303	$460,712

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited tables reconcile Gross Margin to Adjusted Gross Margin:

Consolidated Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
(In thousands)
Gross margin	$1,196,014	$1,161,809	$4,851,794	$4,574,857
Add: Restructuring expenses - cost of goods sold	3,661	—	20,959	—
Adjusted gross margin	$1,199,675	$1,161,809	$4,872,753	$4,574,857

Gross margin %	39.7%	38.7%	38.8%	38.5%

Adjusted gross margin %	39.9%	38.7%	39.0%	38.5%

Europe Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
(In thousands)
Gross margin	$521,301	$523,056	$2,111,593	$1,896,295
Add: Restructuring expenses - cost of goods sold	3,057	—	20,044	—
Adjusted gross margin	$524,358	$523,056	$2,131,637	$1,896,295

Gross margin %	36.6%	36.7%	36.2%	36.3%

Adjusted gross margin %	36.8%	36.7%	36.5%	36.3%

We have presented adjusted gross margin solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate the operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We calculate adjusted gross margin as gross margin plus restructuring expenses recorded in cost of goods sold. Adjusted gross margin provides insight into our operating performance and provides useful information to management and investors concerning our gross margins. We believe adjusted gross margin is used by investors, securities analysts and other interested parties in evaluating the operating performance of other companies, many of which present adjusted gross margin when reporting their results. Adjusted gross margin should not be construed as an alternative to gross margin, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report adjusted gross margin information calculate adjusted gross margin in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.